Exhibit 5.1

Telephone: (212) 446-4800	601 Lexington Avenue New York, New York 10022 www.kirkland.com	Facsimile: (212) 446-4900

          June 28, 2010

Motricity, Inc.

601 108th Avenue Northeast, Suite 800

Bellevue, Washington 98004

Registration	Statement on Form S-8

Ladies and Gentlemen:

We are providing this letter in our capacity as special counsel to Motricity, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering up to 3,909,388 shares of common stock of the Company, par value $0.001 per share (the “Plan Shares”). The Plan Shares comprise (i) 11 shares subject to outstanding stock option grants under the 1999 Stock Option Plan of Motricity, Inc. (the “1999 Plan”), (ii) 1,143,756 shares subject to outstanding stock option grants under the Amended and Restated 2004 Stock Incentive Plan of Motricity, Inc. (the “2004 Plan”), (iii) 470,722 shares subject to outstanding stock option grants under the Motricity, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”), (iv) 1,957,566 shares available for future issuance under the 2010 Plan, (v) 333,333 shares subject to an outstanding stock option grant under the 2010 Plan and (vi) 4,000 shares subject to an outstanding stock option grant under the 2010 Plan.

For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion.

Based upon and subject to the assumptions and limitations stated in this letter, we advise you that the Plan Shares are duly authorized and, when (i) the Registration Statement related to the Plan Shares becomes effective under the Act, (ii) the Plan Shares have been duly issued in accordance with the terms of the 1999 Plan, the 2004 Plan or the 2010 Plan (collectively, the “Plans”), as applicable, in accordance with the Company’s Restated Certificate of Incorporation as certified by the Secretary of State of the State of Delaware on June 23, 2010, and the Company’s Amended and Restated By-Laws, the Plan Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

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Motricity, Inc.

June 28, 2010

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plans by at least the number of Plan Shares which may be issued in connection with the Plans and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Plan Shares. Our opinion assumes that the Registration Statement related to the Plan Shares will become effective under the Act before any Plan Shares covered by such Registration Statement are sold.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP